UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2008

VeraSun Energy Corporation

(Exact name of registrant as specified in its charter)

South Dakota	001-32913	20-3430241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 22nd Avenue

Brookings, South Dakota 57006

(Address of principal executive offices) (zip code)

(605) 696-7200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 16, 2008, VeraSun Energy Corporation reported the following recent developments:

Recent Developments

We historically have employed short financial positions to hedge our physical purchases of corn. In July 2008, after corn prices had risen from approximately $6.00 per bushel at the end of May 2008 to almost $8.00 per bushel due to extraordinary weather conditions in the Midwest and broader commodity market trends, we chose to exit our short financial positions in corn to mitigate what we considered to be unacceptable margin exposure in our futures positions. Upon termination of these short financial positions, we effectively priced our corresponding physical purchases of corn at the then-current market price, which proved to be significantly higher than today’s market prices for corn. In addition, based on market forecasts that corn prices would continue to rise, we entered into a number of “accumulator” contracts relative to corn requirements for the third and fourth quarters that, in each case, allowed us to purchase a specified volume of corn at prices below then-prevailing market rates, but also required us to purchase that same volume of corn (in addition to the initial purchase) at one or more lower prices per bushel should market prices decline to or below those lower levels over the duration of the contract. Shortly thereafter, corn prices commenced a sharp decline from almost $8.00 per bushel to a low of under $5.00 per bushel in mid-August 2008. As a result, we were required under the accumulator contracts to purchase additional amounts of corn at prices that proved to be higher than prevailing market prices. As a result of these various hedge positions, as well as the difficult operating environment, we expect to record average corn prices of between $6.75 and $7.00 per bushel during the third quarter of 2008.

As of August 29, 2008, the prevailing price of ethanol in the New York Harbor (the destination and pricing point for a significant share of our shipments) averaged between $2.35 and $2.45 per gallon. Should we price the remainder of our ethanol sales at these levels, we would expect our average ethanol selling price for the third quarter of 2008 to be between $2.45 and $2.55 per gallon.

Based on these assumptions, and excluding the impact of other factors, we would expect to incur a net loss for the third quarter of 2008 in the range of between $63 million ($0.40 per share) and $103 million ($0.65 per share).

Based on our current production capacity of 355 million gallons of ethanol per quarter, we believe that a $0.10 per gallon change in ethanol prices (holding other factors, including corn costs, constant) for a full quarter would result in an increase or decrease in our quarterly pre-tax income by approximately $35.5 million and that a $0.10 per bushel change in corn costs (holding other factors, including ethanol prices, constant) for a full quarter would result in an increase or decrease in our quarterly pre-tax income by approximately $12.7 million, assuming full exposure to the spot market in both commodities. To the extent ethanol price movements continue to correlate with those of corn prices in the near term, this should mitigate the impact of volatility in either commodity on our financial results. We do not currently maintain any material hedging arrangements with respect to corn or any of our other key inputs or ethanol.

Corn and ethanol prices have been volatile and are affected by numerous factors beyond our control. Fluctuations in corn and/or ethanol prices could cause our actual results to differ materially from those described above. For additional information on these and other factors that may cause our results to differ materially from those described above, see “Forward-Looking Statements,” below, and the risk factors appearing in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the first and second quarters of 2008, which reports are available through the website of the Securities and Exchange Commission at http://www.sec.gov and on our website at http://www.verasun.com. Information on our website is not incorporated by reference into this report.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In particular, statements that we make regarding future events and developments and our future performance, including net loss or pre-tax income, as well as other statements of management’s expectations, anticipations, beliefs, plans, intentions, targets, estimates, or projections and similar expressions relating to the future, are forward-looking statements within the meaning of these laws. Forward-looking statements in some cases can be identified by their being preceded by, followed by or containing words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” and other similar expressions. Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements. Except as required by law, we undertake no obligation to update any forward-looking statements.

Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements include the following: the volatility and uncertainty of corn, natural gas, ethanol, unleaded gasoline and other commodities prices; our ability to generate sufficient liquidity to fund our operations, debt service requirements and capital expenditures; the results of our hedging transactions and other risk mitigation strategies; risk of potential goodwill and other intangible impairment; operational disruptions at our facilities; the effects of vigorous competition and excess capacity in the industries in which we operate; the costs and business risks associated with developing new products and entering new markets; the development of infrastructure related to the sale and distribution of ethanol; the effects of other mergers and consolidations in the biofuels industry and unexpected announcements or developments from others in the biofuels industry; the uncertainties related to our acquisitions of US BioEnergy Corporation, ASA OpCo Holdings, LLC and other businesses, including our ability to achieve the expected benefits from these acquisitions; the impact of any new, emerging and competing technologies on our business; the possibility of one or more of the markets in which we compete being impacted by political, legal and regulatory changes or other external factors over which we have no control; changes in or elimination of governmental laws, credits, tariffs, trade or other controls or enforcement practices; the impact of any potential Renewable Fuel Standards waiver; our ability to comply with various environmental, health, and safety laws and regulations; the success of our marketing and sales efforts; our reliance on key management personnel; limitations and restrictions contained in the instruments and agreements governing our indebtedness; our ability to raise additional capital and secure additional financing; the volatility of the market price of our stock; our ability to implement additional financial and management controls, reporting systems and procedures and continue to comply with Section 404 of the Sarbanes-Oxley Act, as amended; and the risk factors described in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASUN ENERGY CORPORATION

September 16, 2008	By:	/s/ Bryan Meier
Bryan Meier
Vice President, Finance and Chief Accounting Officer